Exhibit 10.3

AMENDMENT TO
ADVISORY AGREEMENT

This Amendment to Advisory Agreement (this "Amendment") is dated as of August 27, 2007, among Steben & Company, Inc., a Maryland corporation (the "General Partner"), Sage Fund, LP, a Maryland limited partnership (the "Partnership"), and Altis Partners (Jersey) Limited, a Jersey, Channel Islands company (the "Advisor" or "Altis").

WHEREAS, the General Partner, the Partnership and the Advisor entered into that certain Advisory Agreement dated as of August 8, 2007 (the "Advisory Agreement");

WHEREAS, the General Partner, the Partnership and the Advisor have agreed to amend provisions of the Advisory Agreement, as amended, to clarify the payment of the fees;

NOW, THEREFORE, for and in consideration of the mutual covenants and agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the General Partner, the Partnership and the Advisor hereby agree as follows:

Section 1. Definitions. Except as otherwise amended or defined in this Amendment, all terms used herein shall have the meaning given to such terms in the Advisory Agreement.

Section 2. Amendments to Advisory Agreement. Section 2(c) of the Advisory Agreement is hereby amended in its entirety to read as follows:

With regard to the carry-forward loss referred to in §2(c)(iv) of the Advisory Agreement, the Advisor will adopt, in the calculation of Net Trading Profits (as defined in Section 2(c) of the Advisory Agreement), seventy five percent (75%) of the existing carry-forward loss on the books of the Partnership with regard to the Net Trading Profits calculation for the previous Advisor (Sunrise Capital Partners LLC), as of the close of trading in United States markets as of the last day that the previous Advisor was responsible for the trading of the Partnership (August 30, 2007). Such carry-forward loss to be adopted shall not exceed $4,800,000 (four million eight hundred thousand dollars).

With regard to the carry-forward loss referred to above, if investors who were in the Partnership on or prior to August 1, 2007 ("prior investors") and who redeem money from the Partnership as of the end of September 2007 or after, withdraw funds from the Partnership while there is still a balance left of the carry-forward loss adopted by the Advisor from the previous Advisor as described above, then that adopted carry-forward loss shall be reduced, at the time of the withdrawal, by the percentage obtained by dividing the amount of the withdrawal by the Partnership's Net Assets immediately before the withdrawal, even if such withdrawals by prior investors do not result in a reduction of the Net Assets of the Partnership's trading account with the Advisor due to additions by new investors.

The Advisor shall trade the Partnership's account on August 31, 2007, but that day shall be considered part of the month of September for purposes of management fee calculations.

Section 3. Effectiveness. This Amendment shall be effective immediately upon execution by the General Partner, the Partnership and the Advisor.

Section 4. Reaffirmation. The terms and provisions set forth in this Amendment shall modify and supersede all inconsistent terms and provisions of the Advisory Agreement as set forth herein and shall not be deemed to be a consent to the modification or waiver of any other term or condition of the Advisory Agreement. Except as expressly modified and superseded by this Amendment, the terms and provisions of the Advisory Agreement are ratified and confirmed and shall continue in full force and effect.

Section 6. Survival. The provisions of this Agreement shall survive the termination of this Agreement with respect to any matter arising while this Agreement was in effect.

Section 7. Governing Law. This Agreement shall be governed by and construed in accordance with New York law (excluding the law thereof which requires the application of, or reference to, the law of any other jurisdiction).

IN WITNESS WHEREOF this Advisory Agreement has been executed for and on behalf of the undersigned as of the date first above written.

The Partnership:		The Advisor:

Sage Fund, L.P.		Altis Partners (Jersey) Limited

By:	/s/ Kenneth E. Steben	By:	/s/ Alex Brunwin
	Kenneth E. Steben, President	Name:	Alex Brunwin
	Steben & Company, Inc.	Title:	Principal

Steben & Company, Inc.

By:	/s/ Kenneth E. Steben		/s/ N. Reeve-Gray
	Kenneth E. Steben, President		N. Reeve-Gray
	Steben & Company, Inc.		Principal